SECURITIES AND EXCHANGE COMMISSION
FORM 8-K
CURRENT REPORT
Pursuant to Rule 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2019
Zymeworks Inc.
(Exact name of registrant as specified in its charter)
British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada	V6H 3V9
(Address of principal executive offices)	(Zip Code)

(604) 678-1388
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 1.01	Entry into a Material Definitive Agreement

On January 25, 2019, Zymeworks, Inc. (the “Company”), entered into an Indenture of Lease (the “Lease”) with 5th & Main Partnership (the “Landlord”) to lease approximately 57,180 rentable square feet of office and laboratory space on the sixth, seventh and eighth floors (the “Premises”) and 2,780 rentable square feet of storage space (the “Storage Rooms”) in the building to be constructed at 114 East 4th Avenue, Vancouver, B.C., Canada (the “Building”).

The term of the Lease will commence on the first day following the expiry of the eight-month period that begins on the fifth business day after the Company receives notice from the Landlord that the Premises are available for commencement of the Company’s fixture and design work, but in no event later than September 1, 2021 (the “Commencement Date”).

The Lease has an initial term of ten years from the Commencement Date and the Company has two options to extend the initial term, each option allowing for an additional five-year period at the then fair rental value, as determined pursuant to the Lease. Beginning January 25, 2019, the Company has an initial two-year option to expand the Premises by approximately 11,000 square feet. The option may be partially exercised up to two times, provided that, in each case, the option must be exercised for at least 5,000 square feet. Subject to the terms and conditions in the Lease, the Company has a right of first offer during the initial ten-year term to lease any space on the fifth floor of the Building before the Landlord enters into any other lease with respect to such space with a third party.

The base rent for the first three years under the Lease will be C$39.50 per square foot for the Premises per annum and an additional C$25.00 per square foot for the Storage Rooms per annum. The base rent for the following four years will be C$41.00 per square foot for the Premises per annum and an additional C$30.00 per square foot for the Storage Rooms per annum. The base rent for the remaining three years will be C$44.50 per square foot for the Premises per annum and an additional C$35.00 per square foot for the Storage Rooms per annum. The Company will also be responsible for a pro rata share of operating expenses, a pro rata share of municipal tax expenses, and the cost of additional services provided to the Company. The Landlord will provide the Company a tenant improvement allowance of up to C$60.00 per square foot for the Premises. The Company has delivered to the Landlord C$273,822.92, which is fifty percent (50%) of the security deposit. The remaining fifty percent (50%) of the security deposit, C$273,822.92, will be delivered upon the Landlord’s construction of the shell/core of the sixth floor of the Premises.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: January 31, 2019	By:	/s/ Neil Klompas
	Name:	Neil Klompas
	Title:	Chief Financial Officer